UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2018

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2018, Athenex, Inc. (the “Company”) appointed Randoll Sze as Chief Financial Officer of the Company. Mr. Sze, age 37, has been serving as the Company’s Director of Corporate Development and Investor Relations, Asia Pacific since October 2017. Prior to his employment with the Company, Mr. Sze was employed by Credit Suisse Securities (USA) LLC (“Credit Suisse”) as a director in its Investment Banking and Capital Markets Division in Hong Kong, a position he held since January 2016. Prior to holding that position with Credit Suisse, Mr. Sze served as the Vice President of the Investment Banking and Capital Markets Division.

Also on August 20, 2018, the Company entered into an employment with Mr. Sze. Pursuant to his employment agreement, Mr. Sze will serve as Chief Financial Officer of the Company for automatically renewing one-year periods beginning on August 20, 2018. Mr. Sze will receive a $275,000 annual base salary and is eligible for a discretionary year-end bonus of up to 40% of his base salary. Pursuant to his employment agreement, on August 20, 2018, the Company granted Mr. Sze stock options exercisable for 90,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s stock on August 20, 2018. These stock options will vest 25% on each anniversary of the grant date and expire on August 20, 2028. If Mr. Sze terminates his employment “for good reason” or if his employment is terminated by the Company “without cause,” as such terms are defined in his employment agreement, Mr. Sze will be entitled to receive six-months of base salary continuation (“Severance Pay”), which if the Company elects to extend the term of the non-compete period, Mr. Sze will receive Severance Pay until the end of his non-compete period. A copy of this employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Following Mr. Sze’s appointment as Chief Executive Officer, Li Shen will no longer serve as acting Chief Accounting Officer for the Company. Mr. Sze was not appointed pursuant to any arrangement or understanding with any person. Other than Mr. Sze’s role in the Company’s initial public offering while employed by Credit Suisse, neither Mr. Sze nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Also on August 20, 2018, the Company issued a press release announcing the appointment of Mr. Sze as Chief Financial Officer. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Randoll Sze, dated as of August 20, 2018

99.1	Press release issued by the Company on August 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: August 20, 2018	/s/ Teresa Bair
	Name:	Teresa Bair
	Title:	Vice President, Legal Affairs and Corporate Development